                                  AMENDMENT TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated May 1, 1999, by and among AIM Variable Insurance Funds, a Delaware Trust, Columbus Life Insurance Company, an Ohio life insurance company and Touchstone Securities, Inc., is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                        SEPARATE ACCOUNTS         CONTRACTS FUNDED
FUNDS AVAILABLE UNDER THE POLICIES     UTILIZING THE FUNDS    BY THE SEPARATE ACCOUNTS
----------------------------------    ---------------------   ------------------------
         (SERIES I SHARES)            -    Columbus Life      -    Columbus Life 1
AIM V.I. Government Securities Fund        Separate Account        Variable Universal
AIM V.I. Growth Fund                                               Life

         (SERIES II SHARES)                                   -    Pinnacle Variable
AIM V.I. Basic Value Fund                                          Universal Life
AIM V.I. Capital Appreciation Fund
AIM V.I. Growth Fund                                          -    Legacy Survivorship
AIM V.I. Premier Equity Fund                                       Variable Universal
                                                                   Life

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective: April 25, 2003

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim A. Coppedge             By: /s/ Carol F. Relihan
        -----------------------------       ------------------------------------
Name: Jim A. Coppedge                   Name: Carol F. Relihan
Title: Assistant Secretary              Title: Senior Vice President


                                        COLUMBUS LIFE INSURANCE COMPANY


Attest: /s/ Donald J. Wuebbling         By: /s/ Mark A. Wilkerson
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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

                                        TOUCHSTONE SECURITIES, INC.


Attest: /s/ Robert F. Morand            By: /s/ Jill T. McGruder
        -----------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


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